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                                                                   EXHIBIT 23(a)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of Advanced Viral Research Corp. of our report dated January 28, 1997 (which report contains an explanatory paragraph that describes a condition that raises substantial doubt as to the ability of the Company to continue as a going concern) relating to the consolidated financial statements of Advanced Viral Research Corp. appearing in such Prospectus. We also consent to the references to us under the heading "Experts" in the Prospectus.

                                                /s/ RACHLIN COHEN & HOLTZ
                                          --------------------------------------
                                                  RACHLIN COHEN & HOLTZ

Miami, Florida
February 11, 1998